Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:                                                                            §                 Chapter 11
                              §
SEMCRUDE, L.P., et al.,                                          §                 Case No. 08-11525 (BLS)
                  §                 (Jointly Administered)
Debtors.                                                       §

AGREED ORDER REGARDING MOTION BY SEMGROUP ENERGY PARTNERS, L.P. (I) TO COMPEL DEBTORS TO PROVIDE ADEQUATE PROTECTION

AND (II) TO MODIFY THE AUTOMATIC STAY

Upon consideration of the Motion by SemGroup Energy Partners, L.P. (i) to Compel Debtors to Provide Adequate Protection and (ii) to Modify the Automatic Stay (the “Motion”); and the Court having considered the representations in the Motion; and after due deliberation and sufficient cause appearing; and the Court having noted the agreement of the parties as indicated by their signatures below, it is hereby

FOUND AND DETERMINED THAT:
A. The Court has jurisdiction over the matters raised in the Motion pursuant to 28 U.S.C. §§ 157 and 1334;
B. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2);
C. Proper and adequate notice of the Motion and the hearing thereon has been given, and no other or further notice is necessary;
D. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities;  it is therefore

ORDERED, ADJUDGED, AND DECREED THAT:
1. The Motion is resolved as provided herein;

Utility Costs.
2. Notwithstanding anything in SGLP’s1 contracts or other arrangements with the Debtors to the contrary, SGLP shall no longer be responsible for paying fuel, power, and other utility costs which the Debtors would otherwise be obligated to reimburse SGLP thereunder (hereinafter “Utility Costs”); instead, such Utility Costs shall be paid directly by the Debtors.
3. Within five business days after the date of this Order, Debtors shall reimburse SGLP $3,132,541, which represents documented prepetition and postpetition Utility Costs paid by SGLP for which reimbursement is due from Debtors as of the date hereof.  Any additional Utility Costs shall be paid three business days following the date sufficient documentation supporting such additional Utility Costs, if any, is exchanged between SGLP and the Debtors (with copies to the Agent for the Prepetition and Postpetition Secured Lenders and to the Creditors Committee).

Terminalling and Storage Agreement:
4. Notwithstanding anything to the contrary set forth therein, commencing on September 15, 2008 and continuing thereafter on the 15th day of each month, Debtors and SGLP shall net amounts due under the Terminalling and Storage Agreement for services provided during the previous month against related amounts due under the Omnibus Agreement for the same time period;  the net payment shall also be due on the 15th day of each month for the prior month, with a three business-day grace period.  The amounts so netted shall be based on the contract minimums provided in the Terminalling and Storage Agreement.
5. In the event that the Debtors’ actual usage under the Terminalling and Storage Agreement exceeds the monthly minimum amount for any given month, SGLP shall provide Debtors with an updated invoice, and the additional “true up” amount owing by the Debtors to SGLP shall be paid within ten days of the Debtors’ receipt of such updated invoice, with a three business-day grace period.
6. Within three business days of entry of this Order, Debtors shall provide SGLP with a clean, unconditional and irrevocable standby letter of credit to secure all postpetition obligations arising under the Terminalling and Storage Agreement.  The amount of the letter of credit shall be $4,906,250 (which amount represents one month at contract minimums).  The letter of credit shall contain normal and customary terms, expire on the original maturity date of the DIP loan (unless such date is extended, in which case the Debtors shall cause the letter of credit to be extended to such later date), provide SGLP the right to draw upon (a) the Debtor’s failure to pay when due after giving effect to the applicable grace period the amounts required by paragraphs 4 or 5 above or (b) 30 days in advance of the expiration or non-renewal of such letter of credit (and hold the proceeds as a cash security deposit) provided the Terminalling and Storage Agreement has not been assumed and assigned to a third party, and in all other respects be reasonably satisfactory to SGLP.

Throughput Agreement:
7. Notwithstanding anything to the contrary set forth therein, on September 15, 2008, Debtors and SGLP shall net amounts due under the Throughput Agreement for services provided during the month of August 2008 against related amounts due under the Omnibus Agreement for the same time period;  the net payment shall also be due on September 15, 2008 for the prior month, with a three business-day grace period.  Amounts netted for services rendered in August 2008 will be based on the monthly contract minimums provided in the Throughput Agreement.
8. Notwithstanding anything to the contrary set forth therein, on the later of October 15, 2008 (for the month of September) and November 15, 2008 (for the month of October) or three business days after amounts due are determined and documentation therefor has been provided and exchanged (the “Throughput Netting Date”), Debtors and SGLP shall net amounts due under the Throughput Agreement for services provided during each such respective month against related amounts due under the Omnibus Agreement for the same time period;  the net payment shall be due on the Throughput Netting Date, with a three business-day grace period for each such payment.  The parties shall cooperate and work in good faith as expeditiously as is commercially reasonable to agree on net amounts due.  Notwithstanding anything to the contrary set forth therein, amounts netted for services rendered under the Throughput Agreement in September and October, respectively, will be based on actual volumes for each such respective month at a rate equal to the average rate charged by SGLP to third party shippers in connection with contracts or sales within the same geographical area for the month of September and October, respectively.  Upon notice to the Agent for the Prepetition and Postpetition Secured Lenders and to the Creditors Committee, the arrangement described in this paragraph may be continued following October 2008 by agreement of the parties without further order of the Court.

Omnibus Agreement:
9. The Parties will reevaluate the Throughput Agreement and the payment terms under this Order with respect to services provided after October 2008.
10. SGLP and the Debtors will each designate a business representative, and the representatives will meet as soon as reasonably practicable to discuss the transition to SGLP of certain of Debtors’ employees necessary to maintain SGLP's business and adjustments to Omnibus Agreement as a result.  Pending agreement between SGLP and the Debtors regarding adjustments to the Omnibus Agreement, the Debtors shall continue providing services in accordance with the Omnibus Agreement through at least November 30, 2008 and the Debtors and SGLP shall net amounts due as provided in paragraph 4 for the Terminalling and Storage Agreement and on the Throughput Netting Date for the Throughput Agreement as provided in paragraph 7.

Vitol Agreement:
11. Subject to its rights under chapter 5 of the Bankruptcy Code, which rights and related causes of action are expressly preserved, the Debtors shall consent to entry of an order in adversary Vitol, Inc. v. SemCrude, L.P., SemGroup Crude Storage, L.L.C. and SemGroup Energy Partners, L.L.C., Adversary Proceeding No. 08-51143, pending before this Court, which order shall provide (i) that SemGroup Crude Storage, L.L.C. (“Storage”) is the rightful owner of the rights in and to that Crude Oil Storage Services Agreement effective as of June 1, 2008 (the “Vitol Agreement”), and (ii) that Storage is the sole party to which Vitol, Inc. should make all present and future payments or take any other instructions with regard to the Vitol Agreement.

Cunningham Station Lease:
12. Within five business days of entry of this Order, SGLP shall enter into a lease with the Debtors, which shall contain normal and customary terms, to permit the Debtors to construct a pipeline over a portion of the area commonly known as the Cunningham Station.

Reservation of Rights:
13. The payment terms described in paragraph 8 above shall not be deemed a modification of the Throughput Agreement for purposes of calculating rejection damages in the event the Debtors reject the Throughput Agreement.
14. This Order shall not be construed to consitute or authorize the assumption of any of the SGLP Agreements under section 365 of the Bankruptcy Code.
15. Each party expressly reserves all rights, claims and interests under applicable law and their contracts (including the Omnibus Agreement, the Terminaling and Storage Agreement and the Throughput Agreement), and the adequate protection of same.  By this Order, the Court is not ruling on the validity or extent of any such rights, claims or interests so reserved in this paragraph or whether such rights, claims or interests are or are not entitled to adequate protection.
16. This Order shall be binding on SGLP’s and the Debtors’ respective successors, assigns, representatives, administrators, trustees and/or receivers, as the case may be.

Dated:  September 8, 2008

_/s/ Brendan L. Shannon___________________
BRENDAN L. SHANNON
UNITED STATES BANKRUPTCY JUDGE

[1] Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Motion.

Agreed as to Form and Substance on this 4th day  of September 2008:
PACHULSKI STANG ZIEHL & JONES LLP

/s/ Laura Davis Jones
Laura Davis Jones (Bar No. 2436)
Timothy P. Cairns (Bar No. 4228)
919 North Market Street, 17th Floor
P.O. Box 8705
Wilmington, DE 19899-8705 (Courier 19801)
Phone:  (302) 652-4100
Facsimile:  (302) 652-4400

and

BAKER BOTTS L.L.P.
Jack L. Kinzie
James R. Prince
C. Luckey McDowell
2001 Ross Avenue
Dallas, Texas 75201-2980
Telephone:                      214.953.6500
Facsimile:                   214.661.6503

Counsel to SemGroup Energy Partners, L.L.C.

RICHARDS, LAYTON & FINGER, P.A.

/s/ Mark D. Collins
Mark D. Collins (No. 2981)
John H. Knight (No. 3848)
L. Katherine Good (No. 5101)
Maris J. Finnegan (DE admission pending)
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

-and-

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Harvey R. Miller
Michael P. Kessler

-and-

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Telephone: (214) 746-7700
Martin A. Sosland
Sylvia A. Mayer

Attorneys for the Debtors and
Debtors-in-Possession